UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2020

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2020, United Insurance Holdings Corp. (the “Company”) announced that its Board of Directors (the “Board”) appointed R. Daniel Peed as Chairman of the Board and Chief Executive Officer, effective July 1, 2020. Mr. Peed will succeed Gregory W. Branch as Chairman of the Board, who will remain a member of the Board and will assume the newly created role of Chairman Emeritus. Mr. Peed will replace John L. Forney as Chief Executive Officer, who notified the Board on June 18, 2020 of his decision to resign from his positions as President, Chief Executive Officer and a member of the Board, effective June 30, 2020.

As Chief Executive Officer of the Company, Mr. Peed will forego any salary or incentive compensation available to other Company officers. Mr. Peed will receive an annual payment of $150,000 for his services as a director and Chairman of the Board, paid prospectively in quarterly payments, in addition to an annual award of 5,000 shares of contingent restricted stock.

Mr. Peed, 57, has served as the Company’s Vice Chairman of the Board since 2017. Mr. Peed is a co-founder of AmRisc, LLC (“AmRisc”), the managing general agent of the Company’s subsidiary American Coastal Insurance Company (“ACIC”). Mr. Peed served as the President and Chief Executive Officer of AmRisc from December 2000 to December 2018, and most recently served as AmRisc’s Non-Executive Vice Chairman effective January 1, 2019 until December 2019. There are no arrangements or understandings pursuant to which Mr. Peed was selected for his position.

Mr. Peed was also recently appointed to the Company’s Compensation and Benefits Committee, although he is resigning from the Compensation and Benefits Committee, effective July 1, 2020.

Certain transactions since the beginning of the Company’s last fiscal year in which the Company was a participant and in which Mr. Peed has an interest that are required to be reported under Item 404(a) of Regulation S-K are described under “Certain Relationships and Related Person Transactions” on page 50 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2020.

The Company anticipates entering into a separation agreement with Mr. Forney in connection with his resignation. The material terms of Mr. Forney’s separation agreement will be disclosed separately when they are finalized.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on June 18, 2020 announcing the appointment and resignation described above. A copy of the press release is furnished hereto as Exhibit 99.1. The information provided pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company on June 18, 2020

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.
June 22, 2020	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer (principal financial officer and principal accounting officer)